Exhibit 99.1

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Senseonics Holdings, Inc. Enters into Term Loan Agreement with Oxford Finance LLC and Silicon Valley Bank

Germantown, MD, July 6, 2016  (BUSINESS WIRE)-- Senseonics Holdings, Inc. (NYSE-MKT:SENS),  a medical technology company focused on the development and commercialization of a long-term, implantable continuous glucose monitoring (CGM) system for people with diabetes, today announced that it has entered into a term loan agreement with Oxford Finance LLC (Oxford), Silicon Valley Bank (SVB), and its wholly-owned subsidiary, Senseonics, Incorporated. The agreement provides Senseonics with up to $30 million of potential borrowing capacity.

"Together with the capital we have raised through our recent public offering, the agreement with Oxford and SVB provides capital on attractive terms that can support our continued efforts to pursue our business plan aggressively," stated Tim Goodnow, Chief Executive Officer of Senseonics. “The optional borrowing amounts, which are available upon achievement of certain milestones, provide added flexibility to fund other growth initiatives as opportunities arise.”

Under the terms of the agreement, Oxford and SVB has initially provided an aggregate of $15 million to Senseonics, of which Senseonics used $11 million to retire existing loans with Oxford, including a final payment fee of $1 million.  The agreement also permits Senseonics to borrow up to an additional $15 million upon the achievement of specified milestones, and the funding of specific tranches under the agreement, through the end of 2017.

The agreement provides for monthly payments of interest only for a period of 12 months, followed by an amortization period of 36 months.  However, if Senseonics satisfies certain milestones and borrows an additional $10 million under the agreement, the interest only period will be extended by an additional six months and the amortization period will be 30 months. .

About Senseonics

Senseonics Holdings, Inc. is a medical technology company focused on the design, development and commercialization of glucose monitoring products designed to help people with diabetes confidently live their lives with ease. The company’s first generation continuous glucose monitoring (CGM) system, Eversense®, includes a small sensor, smart transmitter and mobile application. Based on fluorescence sensing technology, the sensor is designed to be inserted subcutaneously and communicate with the smart transmitter to wirelessly transmit glucose levels to a mobile device. After insertion, the sensor is designed to continually and accurately measure glucose levels.  For more information on Senseonics, please visit www.senseonics.com.

Forward Looking Statements

Certain statements contained in this press release, other than statements of fact that are independently verifiable at the date hereof, may constitute “forward-looking statements.” These forward-looking statements reflect Senseonics’ current views about its plans, intentions, expectations, strategies and prospects, including statements concerning the potential future borrowing under the agreement with Oxford and SVB and future growth initiatives, which are based on the information currently available to Senseonics and on assumptions Senseonics has made. Although Senseonics believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, Senseonics can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond Senseonics’ control. Other risks and uncertainties are more fully described in the section entitled “Risk Factors” in Senseonics’ final prospectus filed with the Securities and Exchange Commission (SEC) on March 18, 2016, its Quarterly Report on Form 10-Q filed with the SEC on May 12, 2016 and its other SEC filings. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause Senseonics’ expectations and beliefs to change. Unless otherwise required by applicable securities laws, Senseonics does not intend, nor does it undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise. While Senseonics may elect to update these forward-looking statements publicly at some point in the future, Senseonics specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.

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INVESTOR CONTACT

R. Don Elsey

Chief Financial Officer

301.556.1602

don.elsey@senseonics.com